As filed with the Securities and Exchange Commission on April 3, 2003

Registration No. 333-24261

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

ON FORM S-1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLANVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6411	13-787901
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4010 Boy Scout Blvd., Suite 200

Tampa, Florida 33607

(813) 353-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phillip S. Dingle, Chief Executive Officer

PlanVista Corporation

4010 Boy Scout Blvd., Suite 200

Tampa, Florida 33607

(813) 353-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

David C. Shobe, Esq.

Fowler White Boggs Banker P.A.

501 East Kennedy Boulevard, Suite 1700

Tampa, Florida 33602

(813) 228-7411

DEREGISTRATION OF SECURITIES

Pursuant to a Form S-3 Registration Statement (File No. 333-24261) filed with the Securities and Exchange Commission (“SEC”) on March 31, 1997 (the “Registration Statement”), PlanVista Corporation, f/k/a HealthPlan Services Corporation (the “Company”), registered 4,275,846 shares of its common stock, par value $0.01 per share held by Noel Group, Inc.

Pursuant to the undertakings included in Item 17 of the Registration Statement, and as required by Item 512 of Regulation S-K of the Securities Act of 1933, as amended, the Company hereby deregisters and removes from registration any of the shares of common stock registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), and Rule 478 of the Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 3, 2003.

PLANVISTA CORPORATION

By:	/s/ DONALD W. SCHMELING
Donald W. Schmeling Chief Financial Officer